As filed with the Securities and Exchange Commission on November 20, 2003
                                                     Registration No. 333-108774


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM S-8
                   REGISTRATION STATEMENT UNDER THE SECURITIES
                             ACT OF 1933, AS AMENDED


                                 PETROGEN CORP.
        _________________________________________________________________
        (Exact name of small business issuer as specified in its charter)


            NEVADA                                               88-0277072
_______________________________                              ___________________
(State or other jurisdiction of                               (I.R.S. Employer
incorporation of organization)                               Identification No.)


                       3200 Southwest Freeway, Suite 3300
                              Houston, Texas 77027
                    ________________________________________
                    (Address of Principal Executive Offices)


                                       n/a
                    _________________________________________
                    (Former name, address and fiscal year, if
                           changed since last report)


                      Stock Option Plan for Petrogen Corp.
                      ____________________________________
                            (Full title of the plan)


                                 Diane D. Dalmy
                                 Attorney at Law
                              8965 W. Cornell Place
                            Lakewood, Colorado 80227
                     _______________________________________
                     (Name and address of agent for service)


                                  303.985.9324
                     _______________________________________
                     (Telephone number, including area code,
                              of agent for service)


                         CALCULATION OF REGISTRATION FEE
________________________________________________________________________________
                                Proposed       Proposed
Title of                        maximum        maximum
Securities       Amount         offering       aggregate        Amount of
To be            to be          price          offering         registration
Registered       Registered     per share      price            fee
________________________________________________________________________________
                                     (1)                (2)
Common Stock     1,600,000      $0.20        $320,000.00           $25.79
Common Stock     1,600,000       0.25         400,000.00            32.24

Total            3,200,000                   $720,000.00           $58.03
________________________________________________________________________________


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(1) Estimated  solely for the purpose of computing the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"). The proposed maximum offering price per share was determined
by  the  Board  of  Directors  of  Petrogen  Corp.   (the   "Company")  and  set
contractually. As of the date of this registration statement (the "Registration Statement") 3,200,000 stock options (the "Stock Options") have been issued by the Company under its present "Stock Option Plan" (the "Stock Option Plan") and in accordance with this Registration Statement.
(2) This Registration Statement relates to such indeterminate number of additional shares of common stock of the Company (the "Common Stock") as may be issuable as a result of stock splits, stock dividends or similar transactions.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents, filed with or furnished to the Securities and Exchange Commission (the "Commission"), are incorporated in this Registration Statement by reference:

       (i) the latest annual report of the Company filed on Form 10-KSB pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

      (ii) all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report on Form 10-KSB referred to in (a) above;

     (iii) the registration statement of the Company filed on Form 10-SB pursuant to Section 12(g) of the Exchange Act; and

      (iv) the description of securities which is contained in the registration statement on Form 10-SB filed by the Company pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which either indicates that all securities offered have been sold or deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

The class of securities to be offered is registered under Section 12 of the Exchange Act.


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ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

The validity of the securities being registered will be passed upon by Diane D. Dalmy, Esq., General Counsel to the Company, 8965 W. Cornell Place, Lakewood, Colorado, U.S.A., 80227.

None of the experts named in this Registration Statement as having prepared or certified a report, or counsel for the Company named in this Registration Statement as having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration of offering of such securities, have or will receive in connection with the offering a substantial interest, direct or indirect, in the Company or its subsidiary, if any, nor was connected with the Company or its subsidiary, if any, as a promoter, managing underwriter, voting trustee, director, officer or employee.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section  78.7502  of  the  Nevada  Revised  Statutes  contains   provisions  for
indemnification of the officers and directors of the Company. Nevada law provides for indemnification (which may eliminate any personal liability of a director to the Company or its shareholders for monetary damages for gross negligence or lack of care in carrying out the director's fiduciary duties) if a director or officer acts in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company. A director or officer may be indemnified as to any matter in which he successfully defends himself.

The officers and directors of the Company are accountable to the shareholders of the Company as fiduciaries, which means such officers and directors are required to exercise good faith and integrity in handling the Company's affairs.

A shareholder may be able to institute legal action on behalf of himself and all other similarly situated shareholders to recover damages where the Company has failed or refused to observe the law. Shareholders may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce their rights, including rights under certain federal and state securities laws and regulations. Shareholders who have suffered losses in connection with the purchase or sale of their interest in the Company due to a breach of a fiduciary duty by an officer or director of the Company in connection with such sale or purchase including, but not limited to, the misapplication by any such officer or director of the proceeds from the sale of any securities, may be able to recover such losses from the Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense or any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The Company has no agreements with any of its directors or executive officers providing for indemnification of any such persons with respect to liability arising out of their capacity or status as officers and directors.

At present there is no pending litigation or proceeding involving a director or executive officer of the Company as to which indemnification is being sought.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

In the event certain Stock Options issued under the Stock Option Plan are not registered pursuant to this Registration Statement, the shares of Common Stock to be issued pursuant to an exercise of such Stock Options shall be issued in reliance upon the exemption from the registration requirements of the Securities Act contained in Section 4(2) thereof covering transactions not involving any public offering or not involving any "offer" or "sale".

In such event, each optionee, as a condition of exercise, shall represent, warrant and agree in a form of written certificate approved by the Company that:
(i) all shares of Common Stock are being acquired solely for his own account and not on behalf of any other person or entity; (ii) no shares of Common Stock will be sold or otherwise distributed in violation of the Securities Act or any other applicable federal or state securities laws; (iii) if he is subject to reporting requirements under Section 16(a) of the Exchange, he will: (a) furnish the Company with a copy of each Form 4 filed by him; and (b) timely file all reports required under the federal securities laws; and (iv) he will report all sales of shares of Common Stock to the Company in writing.

ITEM 8. EXHIBITS.

The following documents are filed as exhibits to this Registration Statement:

         5.1 Opinion of Diane D. Dalmy, as counsel to the Company, regarding the legality of the securities being registered.

         23.1 Consent of Diane D. Dalmy, as counsel to the Company, included in the Opinion as exhibit 5.1.

         23.2 Consent of LaBonte & Co. as independent public accountants.

         99.1 Stock Option Plan.

ITEM 9. UNDERTAKINGS.

The undersigned Company (herein the "Registrant") hereby undertakes to deliver or cause to be delivered with the prospectus to each employee to whom the prospectus is sent or given a copy of the Registrant's annual report to stockholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case the Registrant shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee.

The undersigned Registrant hereby undertakes to transmit or cause to be transmitted to all employees participating in the Stock Option Plan who do not otherwise receive such material as stockholders of the Registrant, at the time and in the manner such material is sent to its stockholders, copies of all reports, proxy statements and other communications distributed to its stockholders generally.

The undersigned Registrant hereby undertakes: (i) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement, if applicable, to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; (ii) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense or any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES.


Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 20, 2003.



                                 PETROGEN CORP.



                                 By: /s/ SACHA SPINDLER
                                 ____________________________________________
                                         Sacha Spindler,
                                         Chairman and Chief Executive Officer


Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following person in the capacity and on the date indicated.


Signature                           Title                 Date


/s/ SACHA H. SPINDLER               Director              November 20, 2003
________________________

/s/ LEO W. KERRIGAN                 Director              November 20, 2003
________________________

/s/ TIMOTHY G. RUSSELL              Director              November 20, 2003
________________________